UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

HEIDRICK & STRUGGLES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of Heidrick & Struggles International, Inc. (the “Company”) was held on May 22, 2014.

(b) The stockholders elected all of the Company’s nominees for director to serve on the Board of Directors until the Company’s annual meeting in 2017; approved the advisory vote on executive compensation; approved the amendment to the Company’s 2012 GlobalShare Plan and ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year 2014. The results of the matters submitted to stockholders were as follows:

1.	Election of Class I Directors:

	Shares For	Shares Withheld	Broker Non-Votes
ROBERT E. KNOWLING, JR.	11,788,607	3,712,925	1,607,081
V. PAUL UNRUH	11,830,280	3,671,252	1,607,081
TRACY R. WOLSTENCROFT	15,383,201	118,331	1,607,081

2.	Advisory Vote to Approve Executive Compensation:

For	13,573,128
Against	1,891,937
Abstain	36,467
Broker Non-Votes	1,607,081

3.	Approval of Amendment to the 2012 Global Share Plan

For	11,539,831
Against	3,952,082
Abstain	9,619
Broker Non-Votes	1,607,081

4.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014:

For	15,230,461
Against	1,877,285
Abstain	867
Broker Non-Votes	1,607,081

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: May 28, 2014	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer